As filed with the Securities and Exchange Commission on May 12, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ______________________

MIRATI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware	46-2693615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
 3545 Cray Court
San Diego, California 92121
(858) 332-3410
(Address of Principal Executive Offices)
______________________

2013 Employee Stock Purchase Plan
(Full title of the plan)
______________________

David Meek
Chief Executive Officer
Mirati Therapeutics, Inc.
3545 Cray Court
San Diego, California 92121
(858) 332-3410
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Copies to:
Thomas A. Coll, Esq.
Cooley LLP
10265 Science Center Drive
San Diego, California 92121
Tel: (858) 550-6000
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the Registrant’s 2013 Employee Stock Purchase Plan under Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 15, 2013 (No. 333-189965). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporated by reference the contents of the Registration Statement referenced above.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant’s Registration Statement on Form 10-12B (No. 001-35921), filed with the Securities and Exchange Commission on May 10, 2013).

4.2	Bylaws of the Registrant (incorporated by reference from Registrant’s Registration Statement on Form 10-12B (No. 001-35921), filed with the Securities and Exchange Commission on May 10, 2013).
4.3	Amendment to Bylaws (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 16, 2016).
4.4
Form of Common Stock Certificate of the Registrant (incorporated by reference from Registrant’s Amended Registration Statement on Form 10-12B/A (No. 001-35921), filed with the Securities and Exchange Commission on June 14, 2013).

4.5	Form of Warrant to Purchase Common Stock (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 6, 2017).
4.6	Form of Warrant to Purchase Common Stock (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 16, 2017).
4.7	Form of Warrant to Purchase Common Stock (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 7, 2018).
5.1	Opinion of Cooley LLP.
10.1	2013 Employee Stock Purchase Plan, as amended (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 12, 2023).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 12, 2023.

MIRATI THERAPEUTICS, INC.

By:	/s/ David D. Meek
David D. Meek
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Meek and Laurie D. Stelzer, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVID D. MEEK	Chief Executive Officer and Member of the Board of Directors	May 12, 2023
David D. Meek	(Principal Executive Officer)

/s/ LAURIE D. STELZER	Chief Financial Officer	May 12, 2023
Laurie D. Stelzer	(Principal Financial Officer and Principal Accounting Officer)

/s/ CHARLES M. BAUM	President, Founder, Head of Research and Development and Member of the Board of Directors	May 12, 2023
Charles M. Baum, M.D., Ph.D.

/s/ FAHEEM HASNAIN	Chairman of the Board of Directors	May 12, 2023
Faheem Hasnain

/s/ BRUCE L.A. CARTER	Member of the Board of Directors	May 12, 2023
Bruce L.A. Carter, Ph.D.

/s/ JULIE CHERRINGTON	Member of the Board of Directors	May 12, 2023
Julie Cherrington, Ph.D.

/s/ AARON DAVIS	Member of the Board of Directors	May 12, 2023
Aaron Davis

/s/ CRAIG JOHNSON	Member of the Board of Directors	May 12, 2023
Craig Johnson

/s/ MAYA MARTINEZ-DAVIS	Member of the Board of Directors	May 12, 2023
Maya Martinez-Davis

/s/ SHALINI SHARP	Member of the Board of Directors	May 12, 2023
Shalini Sharp